Exhibit 23.4

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile: +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk  Website: www.drewry.co.uk

March 12, 2010

Alma Maritime Limited

Pandoras 13

Glyfada 16672

Athens, Greece

Dear Sir/Madam:

Reference is made to the prospectus (the “Prospectus”) included in the registration statement on Form F-1 relating to the initial public offering of common stock of Alma Maritime Limited (the “Company”)

We have reviewed the sections in the Prospectus entitled “Prospectus Summary” and “The International Oil Tanker and Drybulk Shipping Industries” and confirm that they accurately describe the international containership and drybulk shipping markets.  We further advise the Company that our role has been limited to the provision of the data, graphs, and tables set forth in the sections of the Prospectus entitled “Prospectus Summary” and “The International Oil Tanker and Drybulk Shipping Industries.”  With respect to such statistical data, graphs and tales supplied by us, we advise you that:

•                  Some industry data included in this discussion is derived from estimates or subjective judgments;

•                  The published information of other maritime data collection agencies may differ from the from this data;

•                  While we have taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to all references to our name in the Prospectus and to the use of the graphical and statistical information supplied by us set forth in the sections of the Prospectus entitled “Prospectus Summary” and “The International Oil Tanker and Drybulk Shipping Industries.”

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours faithfully,

Nigel Gardiner

Managing Director

Drewry Shipping Consultants Limited – registered in London, England No. 3289135